SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): July 22, 2003


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-5571                      75-1047710
      (State or other             (Commission                 (I.R.S. Employer
      jurisdiction of             File Number)               Identification No.)
       incorporation)

     100 Throckmorton Street, Suite 1800, Fort Worth, Texas        76102
           (Address of principal executive offices)              (Zip Code)


         Registrant's telephone number, including area code (817) 415-3700

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

Exhibit No.
   99.1           Press Release, dated July 22, 2003.


Item 9.  Regulation FD Disclosure

     In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead furnished under "Item 9. Regulation FD Disclosure."

     On July 22, 2003, RadioShack Corporation (the "Company") issued a press release reporting its results of operations for the second quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     In the press release, the Company utilized non-GAAP financial measures that adjusted the Company's net income for the second quarter of 2002 prepared in accordance with generally accepted accounting principles (GAAP) and also presented the Company's free cash flow. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

     In the press release, the Company adjusted its net income for the second quarter of 2002 to eliminate the effect of two litigation settlements in that quarter. Management believes that the presentation of adjusted net income for this quarter is useful to investors because it provides a means of evaluating the Company's operating performance and results on a comparable basis through the adjustment of amounts that, while they may possibly recur from time to time, do not typically recur on a quarterly basis. Furthermore, in preparing operating plans and forecasts, management relies, in part, on trends in the Company's historical results, exclusive of these items, and provides its forecasts to investors on this basis.

     The Company also utilized a non-GAAP financial measure in the press release to describe the Company's free cash flow. The Company's management believes that free cash flow is an appropriate indication of the Company's ability to fund share repurchases, repay maturing debt, change dividend payments or fund other uses of capital that management believes will enhance stockholder value.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 22nd day of July, 2003.

                                      RADIOSHACK CORPORATION


                                      /s/  Mark C. Hill
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President, Corporate Secretary
                                      and General Counsel

                                  EXHIBIT INDEX

Exhibit No.
     99.1           Press Release, dated July 22, 2003.

                                                                    Exhibit 99.1

                                                                    July 22,2003
                                                                    RSH-2003-031

For further information contact:
James M. Grant,                                   Laura Moore,
Senior Director, Investor Relations               Senior Vice President,
(817) 415-7833                                    Chief Communications Officer
Or                                                (817) 415-3300
Leah M. King                                      Media.relations@radioshack.com
Director, Investor Relations                      ------------------------------
(817) 415-2909
investor.relations@radioshack.com
---------------------------------


       RadioShack Corporation Announces Second Quarter 2003 Net Income of
                              $57.5 Million, up 11%

Fort Worth, Texas - RadioShack Corporation (NYSE: RSH) today announced second quarter net income of $57.5 million or $0.34 per diluted share for the quarter ended June 30, 2003, compared to net income of $51.8 million or $0.28 per diluted share for the quarter ended June 30, 2002. In 2002, the company also reported adjusted second quarter net income of $53.2 million or $0.29 per diluted share due to the effect of two litigation settlements.

Comparable store sales for the second quarter 2003 were up 3% compared to the prior year. Total sales in the second quarter 2003 were also up 3% to $1,025 million, compared to total sales of $998 million for the previous year. Wireless communications department sales for the second quarter of 2003 were up 14%.

"RadioShack's second quarter financials were primarily the result of striking a prudent balance between sales and profitability, as executed by our merchants and field associates," said Leonard Roberts, chairman and chief executive officer of RadioShack Corporation. "Strong sales in the wireless and toy departments combined with excellent profitability improvement in the computer and power-technical departments, made for very respectable financial results."

Inventory turnover through the second quarter of 2003 was 2.6 times versus 2.5 a year ago. Free cash flow(1) was $221 million for the six-months ended June 30, 2003.

Financial Guidance

o For the third quarter of 2003, RadioShack anticipates generating diluted earnings per share of $0.27 - $0.29.
o For the full year 2003, RadioShack anticipates earnings per share to be at least $1.63, representing a 15% increase over its full year adjusted 2002 earnings per share. The new 2003 forecast is $0.03 higher than previously anticipated and represents similar operating income assumptions with a slightly more favorable outlook for lines below operating income. The full year assumptions include:
      o  Approximately 3.5% to 4.0% growth in sales
         o Wireless communications department growth will be notably higher than earlier estimates of 3% to 4%
         o Collectively, the decline in the home entertainment, wired communications, and radio communications departments will be more pronounced than earlier expectations of "down slightly to flat."
      o  Gross margin improvement of 0 to 20 basis points
      o  SG&A growth of 3.5% to 4.0%
      o  Average year-end diluted shares of approximately 168 million.

Today at 9:00 a.m. ET, management will host a conference call for interested investors followed by a question and answer period. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the Web site until October 19, 2003 at 11:59 p.m. ET.

Statements made in this news release which are forward-looking statements involve risks and uncertainties and are indicated by words such as
"anticipates," "approximately," and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the S.E.C. such as RadioShack's most recent Form 10-K and 10-Q.

Fort Worth-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With more than 7,000 outlets nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position, "You've Got Questions, We've Got Answers," support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.radioshackcorporation.com. For more information on RadioShack products and services, visit its e-commerce Web site at www.radioshack.com.

--------------------
1 Free cash flow is defined as net cash from operating activities minus additions to property, plant and equipment (a.k.a. capital expenditures) minus dividends paid.

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Income Statement (Unaudited)
                                                 Three Months Ended        Increase/        Six Months Ended         Increase/
                                                       June 30,           (Decrease)             June 30,           (Decrease)
                                               -----------------------   -------------   -----------------------   -------------
(In millions, except per share amounts)           2003         2002       2003 vs 2002      2003         2002       2003 vs 2002
---------------------------------------        ----------   ----------   -------------   ----------   ----------   -------------
Net sales and operating revenues                $1,025.0      $998.1         $26.9        $2,095.3     $2,032.5        $62.8
Cost of products sold                              503.8       488.0          15.8         1,046.7      1,002.7         44.0
                                               ----------   ----------   -------------   ----------   ----------   -------------
Gross profit                                       521.2       510.1          11.1         1,048.6      1,029.8         18.8
                                               ----------   ----------   -------------   ----------   ----------   -------------
Operating expenses:
  Selling, general and
   administrative (1)                              406.6       421.3         (14.7)          814.4        814.5         (0.1)
  Depreciation and amortization                     22.9        24.3          (1.4)           45.5         48.9         (3.4)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Total operating expenses                           429.5       445.6         (16.1)          859.9        863.4         (3.5)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Operating income                                    91.7        64.5          27.2           188.7        166.4         22.3

Interest income                                      8.0         2.1           5.9             9.5          3.9          5.6
Interest expense                                    (9.8)      (10.7)          0.9           (19.4)       (21.5)         2.1
Other income (2)                                     0.7        27.7         (27.0)            3.1         27.7        (24.6)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Income before income taxes                          90.6        83.6           7.0           181.9        176.5          5.4
Provision for income taxes                          33.1        31.8           1.3            67.8         67.1          0.7
                                               ----------   ----------   -------------   ----------   ----------   -------------
Net income                                          57.5        51.8           5.7           114.1        109.4          4.7
                                               ==========   ==========   =============   ==========   ==========   =============
Net income per common share:

  Basic                                           $0.34        $0.29          $0.05         $0.67        $0.61         $0.06
                                               ==========   ==========   =============   ==========   ==========   =============
  Diluted                                         $0.34        $0.28          $0.06         $0.67        $0.59         $0.08
                                               ==========   ==========   =============   ==========   ==========   =============
Shares used in computing earnings per common
 share:

  Basic                                           168.9        174.4          (5.5)         170.1        175.6          (5.5)
                                               ==========   ==========   =============   ==========   ==========   =============
  Diluted                                         169.8        181.5         (11.7)         170.8        182.5         (11.7)
                                               ==========   ==========   =============   ==========   ==========   =============

(1) - Q2 2002 SG&A includes $29.9 million for settlement of class action lawsuit.
(2) - Q2 2002 Other income includes $27.7 million from favorable litigation settlement.

RADIOSHACK CORPORATION AND SUBSIDIARIES
Net Income Reconciliation (Unaudited)
                                                 Three Months Ended        Increase/        Six Months Ended         Increase/
                                                       June 30,            (Decrease)            June 30,            (Decrease)
                                               -----------------------   -------------   -----------------------   -------------
(In millions, except per share amounts)           2003         2002       2003 vs 2002      2003         2002       2003 vs 2002
                                               ----------   ----------   -------------   ----------   ----------   -------------
Net income - consolidated                         $57.5        $51.8          $5.7         $114.1       $109.4          $4.7
                                               ----------   ----------   -------------   ----------   ----------   -------------
Adjustments:

  Settlement of class action lawsuit                -           29.9         (29.9)           -           29.9         (29.9)
  Favorable litigation settlement                   -          (27.7)         27.7            -          (27.7)         27.7
                                                ---------    ---------   -------------   ----------   ----------   -------------
Total adjustments before tax                        -            2.2          (2.2)           -            2.2          (2.2)
  Provision for income taxes                        -           (0.8)          0.8            -           (0.8)          0.8
                                               ----------   ----------   -------------   ----------   ----------   -------------
Total adjustments                                   -            1.4          (1.4)           -            1.4          (1.4)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Net income - adjusted                             $57.5        $53.2          $4.3         $114.1       $110.8          $3.3
                                               ==========   ==========   =============   ==========   ==========   =============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Adjusted Income Statement (Unaudited)
                                                 Three Months Ended        Increase/         Six Months Ended        Increase/
                                                       June 30,            (Decrease)            June 30,            (Decrease)
                                               -----------------------   -------------   -----------------------   -------------
(In millions, except per share amounts)           2003         2002       2003 vs 2002      2003         2002       2003 vs 2002
                                               ----------   ----------   -------------   ----------   ----------   -------------
Net sales and operating revenues                $1,025.0      $998.1         $26.9        $2,095.3     $2,032.5         $62.8
Cost of products sold                              503.8       448.0          15.8         1,046.7      1,002.7          44.0
                                               ----------   ----------   -------------   ----------   ----------   -------------
Gross profit                                       521.2       510.1          11.1         1,048.6      1,029.8          18.8
                                               ----------   ----------   -------------   ----------   ----------   -------------
Operating expenses:
  Adjusted selling, general and
   administrative                                  406.6       391.4          15.2           814.4        784.6          29.8
  Depreciation and amortization                     22.9        24.3          (1.4)           45.5         48.9          (3.4)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Total adjusted operating expenses                  429.5       415.7          13.8           859.9        833.5          26.4
                                               ----------   ----------   -------------   ----------   ----------   -------------
Adjusted operating income                           91.7        94.4          (2.7)          188.7        196.3          (7.6)

Interest income                                      8.0         2.1           5.9             9.5          3.9           5.6
Interest expense                                    (9.8)      (10.7)          0.9           (19.4)       (21.5)          2.1
Adjusted other income                                0.7         -             0.7             3.1          -             3.1
                                               ----------   ----------   -------------   ----------   ----------   -------------
Adjusted income before income taxes                 90.6        85.8           4.8           181.9        178.7           3.2
Provision for income taxes                          33.1        32.6           0.5            67.8         67.9          (0.1)
                                               ----------   ----------   -------------   ----------   ----------   -------------
Adjusted net income                             $   57.5     $  53.2       $   4.3        $  114.1     $  108.5      $    3.3
                                               ==========   ==========   =============   ==========   ==========   =============
Adjusted net income per common share:

  Basic                                         $  0.34      $  0.30       $  0.04        $  0.67      $  0.62       $   0.05
                                               ==========   ==========   =============   ==========   ==========   =============
  Diluted                                       $  0.34      $  0.29       $  0.05        $  0.67      $  0.59       $   0.08
                                               ==========   ==========   =============   ==========   ==========   =============
Shares used in computing adjusted earnings
 per common share:

  Basic                                           168.9        174.4          (5.5)         170.1        175.6           (5.5)
                                               ==========   ==========   =============   ==========   ==========   =============
  Diluted                                         169.8        181.5         (11.7)         170.8        182.5          (11.7)
                                               ==========   ==========   =============   ==========   ==========   =============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

                                         June 30,    December 31,     June 30,
(In millions)                              2003          2002           2002
                                      -------------  ------------  -------------
Assets
Cash and cash equivalents               $  524.3       $  446.5      $  529.1
Accounts and notes receivable, net         137.5          206.1         151.8
Inventories                                811.1          971.2         830.6
Other current assets                        88.0           83.1          86.6
                                      -------------  ------------  -------------
  Total current assets                   1,560.9        1,706.9       1,598.1

Property, plant and equipment, net         422.0          421.6         398.0
Other assets                                98.4           99.4         115.4
                                      -------------  ------------  -------------
Total assets                            $2,081.3       $2,227.9      $2,111.5
                                      =============  ============  =============

Liabilities and Stockholders' Equity
Short-term debt                         $    -         $   36.0      $   71.3
Accounts payable                           284.1          312.6         225.7
Accrued expenses                           253.6          318.7         279.6
Income taxes payable                       140.8          160.9         126.8
                                      -------------  ------------  -------------
  Total current liabilities                678.5          828.2         703.4

Long-term debt, excluding current
 maturities                                590.5          591.3         582.3
Other non-current liabilities               80.3           80.3          71.4
                                      -------------  ------------  -------------
  Total liabilities                      1,349.3        1,499.8       1,357.1
                                      -------------  ------------  -------------
Stockholders' equity                       732.0          728.1         754.4
                                      -------------  ------------  -------------
Total liabilities and stockholders'
 equity                                 $2,081.3       $2,227.9      $2,111.5
                                      =============  ============  =============

RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)

                                                        Six Months Ended
                                                             June 30,
(In millions)                                           2003         2002
                                                     ----------   ----------
Cash flows from operating activities:
 Net income                                            $114.1       $109.4
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                         45.5         48.9
   Provision for credit losses and bad debts              -            2.3
   Other items                                            9.4          4.2
  Changes in operating assets and liabilities:
   Receivables                                           68.7        123.9
   Inventories                                          160.1        119.2
   Other current assets                                  (7.9)         0.8
   Accounts payable, accrued expenses and income
    taxes payable                                      (121.3)       (93.3)
                                                     ----------   ----------
Net cash provided by operating activities               268.6        315.4
                                                     ----------   ----------

Cash flows from investing activities:
 Additions to property, plant and equipment             (47.7)       (34.0)
 Proceeds from sale of property, plant and equipment      0.1          4.1
 Other investing activities                              (0.2)        (0.8)
                                                     ----------   ----------
Net cash used in investing activities                   (47.8)       (30.7)
                                                     ----------   ----------
Cash flows from financing activities:
 Purchases of treasury stock                           (127.1)      (163.4)
 Sales of treasury stock to employee stock plans         18.8         22.7
 Proceeds from exercise of stock options                  1.3          7.5
 Dividends paid                                           -           (1.5)
 Proceeds from financing obligations                      -           32.1
 Changes in short-term borrowings, net                  (16.0)         -
 Repayments of long-term borrowings                     (20.0)       (54.4)
                                                     ----------   ----------
Net cash used in investing activities                  (143.0)      (157.0)
                                                     ----------   ----------

Net increase in cash and cash equivalents                77.8        127.7
 Cash and cash equivalents, beginning of period         446.5        401.4
                                                     ----------   ----------
 Cash and cash equivalents, end of period              $524.3       $529.1
                                                     ==========   ==========